Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information present the combination of the financial information of Legacy FaZe and BRPM adjusted to give effect to the Business Combination and the related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical balance sheet of Legacy FaZe and the historical balance sheet of BRPM on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 combine the historical statements of operations of Legacy FaZe and BRPM for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the first period presented. The related transactions effected within the pro forma financial information are as follows:

1.	the merger of Merger Sub, a direct wholly owned subsidiary of BRPM, with and into Legacy FaZe, with Legacy FaZe surviving the merger as a wholly owned subsidiary of BRPM;

2.	the conversion of all outstanding BRPM Class B common stock into shares of New FaZe Common Stock on a one-to-one basis;

3.

the impacts of the Sponsor Support Agreement, wherein the Sponsors agree that 50% of the founder shares vest immediately and 50% of the founder shares are subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the five-year period beginning 90 days after the Closing Date and ending on the fifth anniversary of the Closing Date;

4.

the acceleration of vesting of 525,782 Legacy FaZe options to Legacy FaZe executives, the acceleration of vesting of 1,450,914 Legacy FaZe options, representing 75% of the unvested Legacy FaZe options outstanding under Legacy FaZe’s existing incentive plans that remain unvested as of the Effective Time, the conversion of all vested and unvested Legacy FaZe options and unvested Legacy FaZe restricted stock awards into vested and unvested options and restricted stock awards for New FaZe Common Stock at the Closing, pursuant to Section 4.6 of the Merger Agreement as amended by the second Merger Agreement amendment, and the acceleration of vesting of 966,326 New FaZe Restricted Stock Awards at the Closing and at 90 days after the Closing, pursuant to existing contractual terms and amendments to certain restricted stock awards entered into prior to the Closing (the “RSA Amendments”);

5.

the exercise of 1,047,623 outstanding Legacy FaZe warrants (including 292,790 preferred stock warrants and 754,833 common stock warrants) into FaZe common stock and Legacy FaZe preferred stock, conversion of 3,237,800 outstanding Legacy FaZe preferred stock into shares of FaZe common stock on a one-to-one basis, the conversion of $72.9 million FaZe Notes into FaZe Common Stock and $6.9 million accrued but unpaid interest into FaZe common stock, and the cash payment of $2.6 million of accrued interest, all prior to Closing;

6.	the settlement of $1.1 million outstanding Paycheck Protection Program loan (“the PPP Loan”) and the accrued but unpaid interest;

7.

the surrender and exchange of all 22,902,063 issued and outstanding shares of FaZe common stock (including shares of FaZe common stock issued pursuant to the exercise of common stock and preferred stock purchase warrants and the conversion of the FaZe Notes and Legacy FaZe’s preferred stock, the “Company Conversion”) into 50,995,637 shares of New FaZe Common Stock calculated using the Equity Value Exchange Ratio;

8.	the redemption of 15,883,395 shares of BRPM public shares subsequent to BRPM stockholders exercising their right to redeem public shares for their pro rata share of the trust account;

9.

the issuance of a number of New FaZe Common Stock equal to 6% of the sum of i) the total number of New FaZe Common Stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of New FaZe Common Stock equal to the product of the total number of Net Vested Company Option Shares and the Equity Value Exchange Ratio, subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date;

10.

the sale and issuance of 10,000,000 shares of New FaZe Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $100.0 million pursuant to the Subscription Agreements entered in connection with the PIPE Investment, including purchases made by the FaZe PIPE Investor, Sponsor Related PIPE Investors, and third-party investors, and inclusive of shares issued to the Sponsor pursuant to the backstop commitment under the Sponsor Support Agreement, representing that portion of the PIPE Investment not purchased by third-party investors; and

11.

the settlement of the term loan with B. Riley Commercial Capital, LLC, payable at the close of the transaction. In March 2022, FaZe entered into an agreement for a term loan with the B. Riley Commercial Capital, LLC allowing Legacy FaZe to borrow an aggregate principal amount of up to $20.0 million, maturing on the Closing Date with an interest rate of 7.0% per annum. As of March 31, 2022, Legacy FaZe had borrowed $10.0 million and borrowed the remaining $10.0 million in May 2022. In connection with the term loan, Legacy FaZe waived the minimum proceeds condition. The term loan was repaid in full in cash on the Closing Date.

The historical financial information of Legacy FaZe was derived from the unaudited and audited consolidated financial statements of Legacy FaZe as of and for the three months ended March 31, 2022, and for the year ended December 31, 2021, which are incorporated by reference. The historical financial information of BRPM was derived from the unaudited and audited financial statements of BRPM as of and for the three months ended March 31, 2022, and for the year ended December 31, 2021, which are incorporated by reference. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, BRPM’s and Legacy FaZe’s unaudited and audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FaZe” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BRPM” and other financial information incorporated by reference.

The Business Combination was accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, BRPM was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of BRPM, accompanied by a recapitalization. The net assets of BRPM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy FaZe.

Legacy FaZe was determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	Legacy FaZe’s stockholders have the largest voting interest in the combined company;

•	Legacy FaZe has the ability to control decisions regarding the election and removal of directors and officers of the New FaZe Board;

•	Legacy FaZe’s senior management team is the senior management team of the combined company;

•	Legacy FaZe’s prior operations comprise the majority of the ongoing operations of the combined company; and

•	The combined company will retain the Legacy FaZe name and its headquarters.

The following summarizes the pro forma New FaZe Common Stock outstanding:

	Pre-Business Combination		Post-Business Combination
	(BRPM)		(New FaZe) (5)
	Number of Shares	Percentage of Ownership Shares	Number of Shares	Percentage of Ownership Shares
FaZe Stockholders (1)	—	0.0%	73,859,722	77.3%
BRPM Public Stockholders (5)	17,250,000	78.1%	1,366,605	1.4%
BRPM Public Warrantholders (2)	—	0.0%	5,750,000	6.0%
Sponsor and Related Parties (3)	4,832,500	21.9%	12,375,000	13.0%
BRPM Private Warrantholders (2)	—	0.0%	173,333	0.2%
PIPE Investors (4)	—	0.0%	1,957,500	2.1%

Total Shares	22,082,500	100.0%	95,482,160	100.0%

(1)

Includes 500,000 shares subscribed by the FaZe PIPE Investor in the PIPE Investment. Includes 5,312,098 earn-out shares, which are subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date. Includes 29,087,077 shares of New FaZe Common Stock issued to the FaZe Stockholders pursuant to the Company Conversion, 17,051,987 shares of New FaZe Common Stock issuable to FaZe Stockholders upon the cash exercise of New FaZe Stock Options that were vested as of the Closing or are exercisable within 60 days of the Closing and 2,374,201 shares of New FaZe Common Stock issuable in respect of New FaZe Restricted Stock Awards.

(2)

Represents shares issuable upon the exercise of BRPM warrants. BRPM warrants are exercisable beginning on the later of 30 days following the Closing and February 23, 2022, for one share of BRPM Class A common stock and, following the consummation of the Business Combination, will entitle the holder thereof to purchase one share of New FaZe Common Stock in accordance with the terms of the warrants. Assumes that all outstanding BRPM warrants are immediately exercised for cash after completion of the Business Combination.

(3)

Includes 2,200,000 shares subscribed by the Sponsor Related PIPE Investors in the PIPE Investment, 5,342,500 shares related to the Sponsor backstop commitment, and 2,156,250 founder shares subject to forfeiture if certain price-based vesting conditions are not met during the five-year period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date.

(4)

Excludes 500,000 shares subscribed by the FaZe PIPE Investor, 2,200,000 shares subscribed by the Sponsor Related PIPE Investors, and 5,342,500 shared subscribed by the Sponsor backstop commitment, respectively, in the PIPE Investment. Such shares are presented in the FaZe Stockholders and Sponsor and Related Parties lines, respectively.

(5)	Includes the 15,883,395 public shares, or 92% of public shares, redeemed for an aggregate payment of approximately $158.9 million from the trust account.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New FaZe following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$85	$14,580	$—	$172,533	(A	)	$81,895
				(24,403)	(B	)
				(7,282)	(C	)
				(659)	(D	)
				100,000	(E	)
				(2,582)	(F	)
				(1,147)	(N	)
				(158,911)	(Q	)
				101	(R	)
				(10,420)	(S	)
Accounts receivable, net	—	7,032	—	—			7,032
Contract assets	—	2,556	—	—			2,556
Prepaid expenses	476	—	(476)	—			—
Content asset, net	—	787	—	—			787
Prepaid expenses and other assets	—	8,491	476	(7,395)	(B	)	1,572

Total Current Assets	561	33,446	—	59,835			93,842

Restricted cash	—	600	—	—			600
Property, equipment and leasehold improvements, net	—	3,725	—	—			3,725
Intangible assets, net	—	789	—	—			789
Other long—term assets	—	745	—	—			745
Investments held in trust account	172,533	—	—	(172,533)	(A	)	—

Total Assets	$173,094	$39,305	$—	$(112,698)			$99,701

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022 — (CONTINUED)

(in thousands)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$3,016	$32,237	$—	$(5,952)	(B	)	$19,067
				(2,953)	(C	)
				(7,261)	(F	)
				(20)	(N	)
Short-term debt	—	13,188	—	(2,025)	(F	)	—
				(1,123)	(N	)
				(10,040)	(S	)
Contract liabilities	—	4,569	—	—			4,569
Due to related party	648	—	—	(648)	(D	)	—

Total Current Liabilities	3,664	49,994	—	(30,022)			23,636

Long term debt, net of discounts	—	70,862	—	(70,862)	(F	)	—
Warrant liability	5,337	—	—	(5,176)	(G	)	161

Total Liabilities	$9,001	$120,856	$—	$(106,060)			$23,797

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022 — (CONTINUED)

(in thousands)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption	172,500	—	—	(172,500)	(H	)	—
MEZZANINE EQUITY
Series A preferred stock	—	33,705	—	(33,705)	(J	)	—
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock	—	—	—	1	(E	)	7
				1	(H	)
				1	(I	)
				1	(M	)
				5	(O	)
				—	(O	)
				(2)	(Q	)
Class B common stock	1	—	—	(1)	(I	)	—
Preferred stock	—	—	—	—			—
Additional paid-in capital	—	6,693	—	(25,846)	(B	)	318,578
				99,999	(E	)
				195,117	(F	)
				5,176	(G	)
				172,499	(H	)
				33,705	(J	)
				2,786	(K	)
				(12,737)	(L	)
				(1)	(M	)
				(5)	(O	)
				(158,909)	(Q	)
				101	(R	)
Accumulated deficit	(8,408)	(121,949)	—	(4,329)	(C	)	(242,681)
				(11)	(D	)
				(117,551)	(F	)
				(2,786)	(K	)
				12,737	(L	)
				(4)	(N	)
				(380)	(S	)

Total Stockholders’ Equity (Deficit)	(8,407)	(115,256)	—	199,567			75,904

Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$173,094	$39,305	$—	$(112,698)			$99,701

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share data)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined
Revenues	$—	$15,804	$—	$—			$15,804
Cost of revenues	—	11,765	—	—			11,765

Gross profit	—	4,039	—	—			4,039
Operating expenses
Operating costs	946	—	(946)	—			—
General and administrative	—	10,573	946	(11)	(AA	)	11,508
Sales and marketing	—	1,145	—	—			1,145

Loss from operations	(946)	(7,679)	—	11			(8,614)
Other (income) expense, net
Change in fair value of warrants	(3,263)	—	—	3,162	(DD	)	(101)
Interest expense, net	—	1,851	—	(1,808)	(BB	)	—
				(3)	(EE	)
				(40)	(JJ	)
Interest income	(16)	—	—	16	(FF	)	—
Other	—	11	—	—			11

Total other (income) expense, net	(3,279)	1,862	—	1,327			(90)
(Benefit) provision for income taxes	—	—	—	—			—

Net Income (loss)	$2,333	$(9,541)	$—	$(1,316)			$(8,524)
Weighted-average number of common shares outstanding — basic and diluted							63,588,177
Net loss per common share — basic and diluted							$(0.13)
Historical
Basic and diluted weighted average shares outstanding, Class A common shares	17,770,000
Basic and diluted net income (loss) per share, Class A common shares	$0.11
Basic and diluted weighted average shares outstanding, Class B common shares	4,312,500
Basic net income (loss) per share, Class B common shares	$0.11
Weighted-average number of common shares outstanding — basic and diluted		9,268,822
Net loss per common share — basic and diluted		$(1.03)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	BRPM (Historical)	FaZe (Historical)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments			Pro Forma Combined
Revenues	$—	$52,852	$—	$—			$52,852
Cost of revenues	—	41,553	—	—			41,553

Gross profit	—	11,299	—	—			11,299
Operating expenses
Operating costs	3,446	—	(3,446)	—			—
General and administrative	—	39,401	3,446	4,329	(GG	)	49,921
				(41)	(AA	)
				2,786	(HH	)
Sales and marketing	—	3,352	—	—			3,352

Loss from operations	(3,446)	(31,454)	—	(7,074)			(41,974)
Other (income) expense, net
Warrant issue costs	115	—	—	(115)	(CC	)	—
Change in fair value of warrants	3,322	—	—	(3,220)	(DD	)	102
Loss on extinguishment of debt	—	—	—	115,292	(II	)	115,292
Interest expense, net	—	5,467	—	(5,457)	(BB	)	—
				(10)	(EE	)
Interest income	(16)	—	—	16	(FF	)	—
Other	—	(55)	—	—			(55)

Total other (income) expense, net	3,421	5,412	—	106,506			115,339
(Benefit) provision for income taxes	—	—	—	—			—

Net loss	$(6,867)	$(36,866)	$—	$(113,580)			$(157,313)
Weighted-average number of common shares outstanding — basic and diluted							63,360,369
Net loss per common share — basic and diluted							$(2.48)
Historical
Class A Common Stock — basic and diluted	$(0.35)
Class B Common Stock — basic and diluted	$(0.35)
Weighted-average number of common shares outstanding — basic and diluted		8,619,131
Net loss per common share — basic and diluted		$(4.28)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, BRPM was treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy FaZe issuing stock for the net assets of BRPM, accompanied by a recapitalization. The net assets of BRPM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy FaZe.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 assumes that the Business Combination occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Legacy FaZe as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy FaZe’s unaudited condensed consolidated balance sheet as of March 31, 2022 and the related notes, incorporated by reference; and

•	BRPM’s unaudited condensed balance sheet as of March 31, 2022 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy FaZe’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2022 and the related notes, incorporated by reference; and

•	BRPM’s unaudited condensed statement of operations for the three months ended March 31, 2022 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy FaZe’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes, incorporated by reference; and

•	BRPM’s audited statement of operations for the year ended December 31, 2021 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New FaZe. They should be read in conjunction with the historical financial statements and notes thereto of Legacy FaZe and BRPM.

2.	Accounting Policies

Management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the post-combination company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Based on its analysis, however, management identified differences in the presentation of financial information between Legacy FaZe and BRPM. Therefore, reclassification adjustments are made to conform the presentation of BRPM financial information to that of Legacy Faze, as shown in the unaudited pro forma condensed combined financial information under the “Reclassification Adjustments” column.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New FaZe shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)	Reflects the reclassification of cash held in the trust account that becomes available to fund expenses in connection with the Business Combination or future cash needs of New FaZe.

(B)

Reflects the settlement of the total equity issuance costs estimated to be incurred by the combined company of approximately $25.8 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $24.4 million as $1.4 million has been paid as of the pro forma balance sheet date. On May 20, 2022, FaZe received a letter from Citigroup resigning from its role as lead financial advisor to Legacy FaZe, waiving any of its entitlement to the payment of any fees and reimbursement of expenses and disclaiming any responsibility for the Proxy Statement/Prospectus. Citigroup’s fee was agreed between Legacy FaZe and Citigroup in an engagement letter signed by the parties on July 12, 2021, and the payment was conditioned upon closing of the Business Combination. The total equity issuance costs reflected in this adjustment excludes the fees no longer payable to Citigroup following the closing of the Business Combination.

(C)

Reflects the settlement of the total transaction costs estimated to be incurred by BRPM of approximately $7.6 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $7.3 million as $0.3 million has been paid as of the pro forma balance sheet date. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in (GG) below.

(D)	Reflects the repayment of advances from the Sponsor and the payment of accrued administrative fees.

(E)

Reflects the proceeds from the issuance and sale of 10,000,000 shares of New FaZe Common Stock at $10.00 per share as part of the PIPE Investment pursuant to the terms of the Subscription Agreements and the backstop commitment under the Sponsor Support Agreement.

(F)

Reflects the conversion of $72.9 million of FaZe Notes, and $6.9 million of related accrued unpaid interest to FaZe common stock, reflected in additional paid-in capital, and the cash payment of $2.6 million of accrued interest. Interest is calculated as of the Closing Date. The conversion price is calculated with the numerator of $250 million (for most of the FaZe Notes) or $200 million (for certain of the FaZe Notes) and the denominator of the total number of shares of FaZe common stock issued and outstanding as of the date of conversion, calculated on an as-exercised, as-converted, fully diluted basis, but excluding shares of common stock of Legacy FaZe issued or issuable upon conversion of the FaZe Notes, which is calculated as $11.72 and $9.38, depending on the debt. The impact to additional paid-in-capital is summarized below (in millions):

Fair value of consideration exchanged for extinguished debt (i)	177.6
Plus: equity issued for debt converted in accordance with the original debt agreement (ii)	17.5

Total Additional Paid in Capital	195.1

i)	Calculated based on the conversion of extinguished debt and accrued interest into approximately 7.3 million shares of FaZe common stock at an estimated per share fair value of $24.43.

ii)

Calculated based on the conversion of debt and accrued interest accounted for under the terms of the original debt agreement into approximately 1.5 million shares of FaZe common stock based on the carrying amount of the debt and accrued interest of $17.5 million.

The impact to accumulated deficit is calculated as below (in millions):

Loss on extinguishment (i)	115.3
Plus: Additional accrued interest and amortization of debt issuance costs (ii)	2.3

Total Accumulated Deficit	117.6

i)	Calculated as the fair value of consideration exchanged for extinguished debt of $177.6 million, less the carrying amount of principal of $56.8 million and accrued interest of $5.5 million.

ii)	Accrued interest from the pro forma balance sheet date to the Closing Date.

Legacy FaZe adopted ASU 2020-06, which simplifies accounting for convertible instruments by removing the beneficial conversion feature model, as of January 1, 2022, for the year ended December 31, 2022. New FaZe will be applying the standard in the accounting for the merger, and would not be recording the beneficial conversion feature charge to earnings upon consummation of the business combination. Legacy FaZe has presented the same in the pro forma balance sheet as of March 31, 2022 and statement of operations for the year ended December 31, 2021.

(G)

Reflects the change of classification of the public warrants from liability to equity following the Business Combination. Following the Business Combination, shares underlying the public warrants are no longer redeemable and New FaZe has a single class of voting stock, which does not preclude the public warrants from being considered indexed to New FaZe’s equity and allows the public warrants to meet the criteria for equity classification.

(H)	Reflects the reclassification of 17,250,000 shares of BRPM Class A common stock subject to possible redemption to permanent equity.

(I)	Reflects the conversion of all outstanding founder shares to New FaZe Common Stock upon closing of the Business Combination on a one-to-one basis.

(J)	Reflects the conversion of all outstanding Legacy FaZe preferred stock to FaZe common stock upon closing of the Business Combination on a one-to-one basis.

(K)

Reflects the impact of the acceleration of vesting of Legacy FaZe options and the conversion of Legacy FaZe restricted stock awards into New FaZe Restricted Stock Awards and subsequent acceleration of vesting, including the vesting of Legacy FaZe options to Legacy FaZe executives based on current contractual rights, the 75% acceleration of vesting of the Legacy FaZe options outstanding under Legacy FaZe’s existing incentive plans that remain unvested as of the Effective Time, and the acceleration of vesting of New FaZe Restricted Stock Awards based on current contractual rights, as amended by the RSA Amendments, recorded in additional paid-in capital. Legacy FaZe options were granted with vesting periods from one to four years, as well as options to Legacy FaZe executives fully vested upon a change in control event. The value of the Legacy FaZe options was estimated using a Black-Scholes-Merton option-pricing model with the following assumptions:

Stock price	$0.72
Expected term	2.0 - 6.0 Years
Volatility	30.0% - 34.0%
Risk-free interest rate	0.21% - 0.84%
Dividend yield	0.0%

The value of the Legacy FaZe restricted stock awards was estimated using the stock price of the FaZe common stock at the grant dates. Legacy FaZe restricted stock awards were granted with vesting periods of two years, as well as certain awards fully vested on the grant date. See Note (HH) for further details.

(L)	Reflects the reclassification of the BRPM’s historical accumulated deficit into additional paid-in capital.

(M)

Reflects the issuance of New FaZe Common Stock equal to 6.0% of the sum of i) the total number of shares of New FaZe Common Stock issued and outstanding as of immediately after the Closing and ii) the total number of shares of New FaZe Common Stock equal to the product of the total number of Net Vested Company Option Shares and the Equity Value Exchange Ratio, subject to vesting and forfeiture conditions upon reaching certain VWAP per share during the period commencing 90 days after the Closing Date and ending five years after the Closing Date, under the three redemptions scenarios described above.

(N)	Reflect the repayment of $1.1 million of FaZe PPP loan, with $24.0 thousand accrued but unpaid interest.

(O)

Represents the recapitalization of 22,902,063 shares of FaZe common stock (including shares of FaZe common stock issued as a result of the company conversion) exchanged by existing Legacy FaZe shareholders and the recognition of 50,995,637 shares of New FaZe Common Stock based on an Equity Value Exchange Ratio of 2.23.

(P)	[reserved]

(Q)

Reflects the redemption of 15,883,395 public shares for aggregate redemption payments of $158.9 million allocated to BRPM Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share.

(R)

Reflects the cash exercise of 292,790 Legacy Faze preferred stock warrants with an exercise price of $0.34 and 136,202 Legacy Faze common stock warrants with an exercise price of $0.01 for total cash proceeds of $0.1 million. Includes the impact of the net exercise of 618,631 Legacy Faze common stock warrants.

(S)	Reflects the payment of $10.4 million of principal and paid-in-kind interest related to the term loan with B. Riley Commercial Capital, LLC, as part of the closing of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:

(AA)	Reflects the removal of the administrative fees in BRPM’s historical statement of operations for the three months ended March 31, 2022 and the year ended December 31, 2021.

(BB)

Represents the elimination of $1.8 million and $5.5 million of interest expense and amortized debt issuance costs related to the conversion of $72.9 million of FaZe Notes in adjustment (F) for the three months ended March 31, 2022 and for the year ended December 31, 2021, respectively. The interest rates of the FaZe Notes range from 4.0% to 10.0% per annum.

(CC)	Reflects the removal of liability classified BRPM public warrants issuance costs related to the reclassification in adjustment (G).

(DD)	Reflects the removal of liability classified BRPM public warrants mark-to-market adjustment related to the reclassification in adjustment (G).

(EE)

Reflects the elimination of interest expense related to the settlement of $1.1 million of Legacy FaZe’s PPP loan in adjustment (N) for the year ended December 31, 2021. The interest rate of the PPP loan was 1.0% per annum.

(FF)	Represents the elimination of BRPM’s interest income related to the cash held in the trust account.

(GG)

Reflects the total estimated transaction costs for BRPM that have not yet been recognized, in the statement of operations for the year ended December 31, 2021, as discussed in adjustment (C). Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2021, the date the Business Combination and related transactions occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(HH)

Reflects the recognition of expense related to the acceleration of vesting of New FaZe Stock Options upon closing of the Business Combination and the acceleration of New FaZe Restricted Stock Awards at Closing and at 90 days after the Closing. This is a non-recurring item.

(II)

Reflects the loss on extinguishment of debt of $115.3 million as discussed in adjustment (F). The loss on extinguishment is calculated as the difference between the fair value of the consideration paid to extinguish the debt, which is estimated to be $177.6 million, calculated as the conversion into approximately 7.3 million shares of FaZe common stock at an estimated fair value per share of $24.43, and the net carrying value of the debt of $56.8 million and accrued interest of $5.5 million accounted for as debt extinguishment as of the Closing.

Legacy FaZe adopted ASU 2020-06, which simplifies accounting for convertible instruments by removing the beneficial conversion feature model, as of January 1, 2022, for the year ended December 31, 2022. New FaZe will be applying the standard in the accounting for the merger, and would not be recording the beneficial conversion feature charge to earnings upon consummation of the business combination. Legacy FaZe has presented the same in the pro forma balance sheet as of March 31, 2022 and statement of operations for the year ended December 31, 2021.

(JJ)

Reflects the elimination of interest expense related to the settlement of $10.4 million of Legacy FaZe’s term loan in adjustment (S) for the three months ended March 31, 2022. The interest is paid-in-kind, and accrues at a rate of 7.0% per annum, compounded quarterly.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021, and including the impact on weighted average shares outstanding of the acceleration of vesting of New FaZe Restricted Stock Awards 90 days after the Closing. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by BRPM’s public stockholders of shares of BRPM Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account for the three months ended March 31, 2022 and for the year ended December 31, 2021:

	Three months ended March 31, 2022	Year ended December 31, 2021
Pro forma net loss	$(8,524)	$(157,313)
Weighted average Class A stock outstanding—basic and diluted (1) (2) (4) (5)	63,588,177	63,360,369
Net loss per Class A stock—basic and diluted	$(0.13)	$(2.48)

(1)

Excludes 2,156,250 shares of New FaZe Common Stock held by the Sponsor and 5,312,098 earn-out shares subject to vesting and forfeiture conditions upon reaching certain VWAP per share prices. In the event that the thresholds are not met in the period beginning on the date that is 90 days after the Closing and ending on the fifth anniversary of the Closing Date, the shares will be forfeited, and the dividends related to such shares will be returned. While the shares are considered issued and outstanding as of the date of the Business Combination, the shares are contingently returnable and are not participating securities. Therefore, these shares are excluded from the weighted average shares of New FaZe Common Stock outstanding.

(2)

Excludes potential common shares resulting from vested and unvested New FaZe Stock Options and New FaZe Restricted Stock Awards and the public warrants and private placement warrants. The Public and Private Placement Warrants were assumed to have been exchanged for New FaZe Common Stock for diluted earnings per share using the treasury stock method. However, as they are deemed anti-dilutive, they are excluded from the calculation of diluted earnings per share.

(3)	[reserved]
(4)	Excludes 15,833,395 public shares redeemed for an aggregate payment of approximately $158.9 million from the trust account.
(5)

Calculated as the sum of (i) 49,317,514 shares to existing FaZe shareholders at the Closing per the Merger including the effect on weighted average shares outstanding of New FaZe Common Stock issuable for the New FaZe Restricted Stock Awards accelerating 90 days after the Closing, exclusive of earn-out shares and New FaZe Restricted Stock Awards, (ii) 500,000 shares to the FaZe PIPE Investor (iii) 1,366,605 shares owned by BRPM Public Shareholders after redemptions, (iv) 2,676,250 shares owned by BRPM sponsors per the Sponsor Support Agreement exclusive of earn-out shares, (v) 5,342,500 shares issued to the BRPM sponsors per the backstop commitment under the Sponsor Support Agreement, (vi) 2,200,000 shares to the Sponsor Related PIPE Investor per the PIPE agreements, and (vii) 1,957,500 shares to the PIPE investors per the PIPE agreements exclusive of the shares issued to FaZe PIPE Investor and Sponsor Related PIPE Investor. The calculation is identical for the year ended December 31, 2021 and for the three months ended March 31, 2022 other than for 227,808 shares, which represents the weighting of 923,886 shares of New FaZe Common Stock issuable for the New FaZe Restricted Stock Awards accelerating 90 days after the Closing.